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As filed with the Securities and Exchange Commission on June 5, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

CORE-MARK HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-1489747 (I.R.S. Employer Identification Number)

1500 Solana Boulevard, Suite 3400
Westlake, Texas 76262
(940) 293-8600
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Scott E. McPherson
President, Chief Executive Officer and Director
Core-Mark Holding Company, Inc.
1500 Solana Boulevard, Suite 3400
Westlake, Texas 76262
(940) 293-8600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig W. Adas
Weil, Gotshal & Manges LLP
201 Redwood Shores Parkway
Redwood Shores, California 94065
(650) 802-3000

             Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by the Registrants.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for companying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered Proposed Maximum Offering Price Per Unit Proposed Maximum Aggregate Offering Price Amount of Registration Fee(1)(2)

Common Stock, par value $0.01 per share(3)

Debt Securities(4)

Guarantees(5)

Warrants(6)

Share Purchase Contracts(7)

Units(8)

(1)
An indeterminate aggregate offering price and number or amount of securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933 (the "Securities Act"), the registrants are deferring payment of all of the registration fee.

(2)
Includes such indeterminate amounts of securities as may be issued upon exercise, conversion or exchange of, or pursuant to anti-dilution adjustments with respect to, any securities that provide for that issuance or adjustment. Also includes such indeterminate amount as may be issued in units. Separate consideration may not be received for any of these securities.

(3)
Represents common stock issued by Core-Mark Holding Company, Inc.

(4)
Represents debt securities issued by Core-Mark Holding Company, Inc.

(5)
Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is due for guarantees.

(6)
Represents warrants of Core-Mark Holding Company, Inc., representing the right to purchase an indeterminate number of common stock or amount of debt securities, each of which are registered hereby.

(7)
Represents share purchase contracts of Core-Mark Holding Company, Inc., representing the obligation to purchase an indeterminate number of common stock of Core-Mark Holding Company, Inc., which are registered hereby.

(8)
Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

Table of Additional Registrant Guarantors

Name	State of jurisdiction of incorporation or organization	IRS Employer Identification Number
Core-Mark International, Inc.	Delaware	91-1295550
Core-Mark Midcontinent, Inc.	Arkansas	74-2354997
Core-Mark Interrelated Companies, Inc.	California	94-2317385
Core-Mark Distributors, Inc.	Georgia	58-1095258

        The address, including zip code, and telephone number, including area code, of the principal executive office of each Additional Registrant Guarantor listed in the table above is the same as that of Core-Mark Holding Company, Inc. The name, address, including zip code, and telephone number, including area code, of agent for service of each Additional Registrant Guarantor listed in the table above is the same as that of Core-Mark Holding Company, Inc.

PROSPECTUS

CORE-MARK HOLDING COMPANY, INC.

DEBT SECURITIES
COMMON STOCK
WARRANTS
SHARE PURCHASE CONTRACTS
UNITS

Core-Mark International, Inc.
Core-Mark Midcontinent, Inc.
Core-Mark Interrelated Companies, Inc.
Core-Mark Distributors, Inc.

GUARANTEES

        Core-Mark Holding Company, Inc. ("Core-Mark") may from time to time offer to sell its debt securities, which may be fully and unconditionally guaranteed by any of Core-Mark International, Inc. ("Core-Mark International"), Core-Mark Midcontinent, Inc. ("Core-Mark Midcontinent"), Core-Mark Interrelated Companies, Inc. ("Core-Mark Interrelated"), and Core-Mark Distributors, Inc. ("Core-Mark Distributors" and, together with Core-Mark International, Core-Mark Midcontinent, and Core-Mark Interrelated, the "Additional Guarantors"). Such debt securities may be convertible or exchangeable for or exercisable into shares of common stock of Core-Mark.

        Core-Mark may from time to time offer to sell shares of its common stock, warrants, share purchase contracts or units. Core-Mark's common stock is listed on the NASDAQ Global Select Market and trades under the ticker symbol "CORE."

        Core-Mark and the Additional Guarantors (in the case of debt securities) may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by securityholders. Core-Mark will provide the specific plan of distribution for any securities to be offered in supplements to this prospectus. Core-Mark and the Additional Guarantors will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        The principal executive offices of Core-Mark are located at 1500 Solana Boulevard, Suite 3400, Westlake, Texas 76262, and its telephone number at that address is (940) 293-8600.

        Investing in the securities involves risks. See "Risk Factors" on page 3 of this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus or any applicable prospectus supplement to read about factors you should consider before investing in the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities.

The date of this prospectus is June 5, 2020

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the "SEC") as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits and documents incorporated by reference. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should read this prospectus, any prospectus supplement and any free writing prospectus, including in each case any information incorporated by reference herein or therein, together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information; Incorporation by Reference" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus and any earlier prospectus supplement.

        THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT OR A FREE WRITING PROSPECTUS.

        We have not authorized anyone else to provide you with other information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated herein by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless otherwise stated, or the context otherwise requires, references in this prospectus to "we," "us," the "Company" and "our" are to Core-Mark and its consolidated subsidiaries, including the Additional Guarantors.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

        Core-Mark is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance with these requirements, Core-Mark files annual, quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy statements, and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge on our website (www.core-mark.com). Other than any documents expressly incorporated by reference, the information on our website and any other website that is referred to in this prospectus is not part of or incorporated by reference into this prospectus.

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring to that information. We hereby "incorporate by reference" the documents listed below, which we have filed with the SEC (excluding any documents or portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act). The information that we file later with the SEC will automatically update and in some cases supersede the information in this prospectus and the documents listed below.

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 2, 2020, as amended by our Annual Report on Form 10-K/A, filed on May 26, 2020;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 7, 2020;

  •
  Our Current Reports on Form 8-K, filed on January 6, 2020, January 17, 2020, January 23, 2020, February 28, 2020, March 2, 2020 (with respect to item 8.01 only), May 7, 2020 (with respect to item 8.01 only) and May 26, 2020;

  •
  The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Shareholders filed on April 9, 2020; and

  •
  The description of our Common Stock, par value $0.01 per share, under the heading "Description of Capital Stock of Core-Mark Holding Company, Inc." contained in Exhibit 4.1 to our Annual Report on Form 10-K/A, filed on May 26, 2020.

        In addition, we incorporate by reference any filings made by Core-Mark with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the date all of the securities offered hereby are sold or the offering is otherwise terminated; provided that this prospectus will not incorporate any information that we may furnish to the SEC under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K unless specifically provided in such Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference in this prospectus, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the information that is incorporated by reference into this prospectus but not delivered with this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

Core-Mark Holding Company, Inc.
1500 Solana Boulevard, Suite 3400
Westlake, Texas 76262
(940) 293-8600

 BUSINESS

        Core-Mark is one of the largest wholesale distributors to the convenience retail industry in North America, providing sales, marketing, distribution and logistics services to approximately 42,000 customer locations across the United States ("U.S.") and Canada through 32 distribution centers (excluding two distribution facilities we operate as a third-party logistics provider). Our origins date back to 1888, when Glaser Bros., a family-owned-and-operated candy and tobacco distribution business, was founded in San Francisco, California.

        Our mission is to be the most valued marketer of fresh, food and broad-line supply solutions to the convenience retail industry. Consistent with this mission, our strategic framework is centered around three key initiatives: growing sales and margins faster than the industry, providing industry-leading category management solutions and leveraging our cost structure. We have also been successful in growing our business organically and through strategic acquisitions which have allowed us to expand our distribution network, product selection and customer base.

        Core-Mark is one of two national distributors to the convenience store industry in the U.S. and is the largest in Canada. Our established national market presence rests primarily with our ability to service customers in every geographic region within the U.S. through 27 distribution centers and to service customers in Canada through our five Canadian distribution centers. We offer a wide array of products, marketing programs and services that leverage our scale to assist our customers in growing their business. Our leading category management strategies including our Vendor Consolidation Initiative, Focused Marketing Initiative and "Fresh" products and food service programs have a proven track record of helping our customers grow their sales and profits at an accelerated rate.

        The registered and principal executive offices of Core-Mark are located at 1500 Solana Boulevard, Suite 3400, Westlake, Texas 76262, and its telephone number at that address is (940) 293-8600. For administrative convenience, each of the Additional Guarantors utilizes the offices of Core-Mark as their principal executive offices.

RISK FACTORS

        Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties included in any prospectus supplement or free writing prospectus and under "Item 1A—Risk Factors" in Core-Mark's Annual Report on Form 10-K for the year ended December 31, 2019 and in Core-Mark's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which are incorporated by reference in this prospectus, and under similar headings in Core-Mark's subsequently-filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. See the section entitled "Where You Can Find More Information; Incorporation by Reference" in this prospectus. The risks and uncertainties discussed in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We have made forward-looking statements in this prospectus and the documents that are incorporated by reference herein that are based on our management's beliefs and assumptions and on information available to our management at the time such statements were made. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and in some cases can be identified by the use of words such as "may," "will," "should," "potential," "intend," "expect," "seek," "anticipate," "estimate," "believe," "could," "would," "project," "predict," "continue," "plan," "propose" or other similar words or expressions.

        Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy, and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including, but not limited to, the following:

  •
  the extent and duration of the disruption to business activities caused by the global health crisis associated with the novel coronavirus pandemic ("COVID-19") outbreak, including the effects on vehicle miles driven, on the financial health of our business partners, on supply chains, and on financial and capital markets;

  •
  declining cigarette sales volumes;

  •
  our dependence on the convenience retail industry for our revenues;

  •
  our dependence on qualified labor, senior management and other key personnel;

  •
  competition in our distribution markets, including product, service and pricing pressures related to COVID-19;

  •
  risks and costs associated with efforts to grow our business through acquisitions;

  •
  the dependence of some of our distribution centers on a few relatively large customers;

  •
  manufacturers or retail customers adopting direct distribution channels;

  •
  fuel and other transportation costs;

  •
  failure, disruptions or security breaches of our information technology systems;

  •
  the low-margin nature of cigarette and consumable goods distribution;

  •
  our reliance on manufacturer discount and incentive programs and cigarette excise stamping allowances;

  •
  our dependence on relatively few suppliers and our ability to maintain favorable supplier arrangements;

  •
  disruptions in suppliers' operations, including the impact of COVID-19 on our suppliers as well as supply chain, including potential problems with inventory availability and the potential result of higher cost of product and freight due to high demand of products and low supply for an unpredictable period of time;

  •
  product liability and counterfeit product claims and manufacturer recalls of products;

  •
  our ability to achieve the expected benefits of implementation of marketing initiatives;

  •
  failing to maintain our brand and reputation;

  •
  unexpected outcomes in legal proceedings;

  •
  attempts by unions to organize our employees;

  •
  increasing expenses related to employee health benefits;

  •
  changes to minimum wage laws;

  •
  failure to comply with governmental regulations or substantial changes to governmental regulations;

  •
  risks related to changes to our workforce, including reductions to hours, headcount and benefits as a result of COVID-19;

  •
  earthquake and natural disaster damage;

  •
  increases in the number or severity of insurance and claims expenses;

  •
  legislation, regulations and other matters negatively affecting the cigarette, tobacco and alternative nicotine industry;

  •
  increases in excise taxes or reduction in credit terms by taxing jurisdictions;

  •
  potential liabilities associated with sales of cigarettes and other tobacco products;

  •
  changes to federal, state or provincial income tax legislation;

  •
  reduction in the payment of dividends;

  •
  currency exchange rate fluctuations;

  •
  our ability to borrow additional capital;

  •
  restrictive covenants in our debt agreements; and

  •
  changes to accounting rules or regulations.

        The risk factors discussed under "Risk Factors" in this prospectus, any prospectus supplement, any free writing prospectus and under "Item 1A.—Risk Factors" in Core-Mark's Annual Report on Form 10-K for the year ended December 31, 2019 and in Core-Mark's Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and under similar headings in Core-Mark's subsequently-filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in the other documents incorporated by reference into this prospectus, in any applicable prospectus supplement or any applicable free writing prospectus, could cause our results to differ materially from those expressed in forward-looking statements.

        Although we have attempted to identify important risk factors, there may be other risk factors not presently known to us or that we presently believe are not material that could cause actual results and developments to differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. If any of these risks materialize, or if any of the above assumptions underlying forward-looking statements prove incorrect, actual results and developments may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus or in any documents incorporated by reference herein. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus or in any documents incorporated by reference herein. Any forward-looking statement made by us in this prospectus or in any documents incorporated by reference herein speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or to revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should be viewed as historical data.

 USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sale of any securities by us as set forth in the applicable prospectus supplement. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

DESCRIPTION OF CAPITAL STOCK

        The following descriptions of our capital stock, Certificate of Incorporation (as amended, the "certificate of incorporation") and Second Amended and Restated Bylaws ("bylaws") are intended as summaries only and do not describe every aspect of our capital stock and are subject to, and qualified in their entirety by reference to, the provisions of our certificate of incorporation and bylaws, each as currently in effect, each of which is incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See "Where You Can Find More Information; Incorporation by Reference."

Authorized Capital Stock

        Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.01 per share. As of May 4, 2020, we had 45,086,055 shares of common stock outstanding.

Common Stock

        Holders of our common stock are entitled to cast one vote for each share held of record on all matters voted upon by the stockholders and do not have any cumulative voting rights. The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the meeting and entitled to vote at any annual or special meeting of stockholders will decide all matters voted on by stockholders, unless the question is one upon which, by express provision of law, under our certificate of incorporation, or under our bylaws, a different vote is required, in which case such provision will control. If the number of nominees for director exceeds the number of directors to be elected at any meeting of stockholders, directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at such meeting and entitled to vote on such election of directors.

Dividends

        Holders of our common stock are entitled to share ratably in dividends and distributions, if any, that our board of directors may declare out of legally available funds.

Liquidation

        Upon our liquidation or dissolution, holders of our common stock are entitled to share ratably in any assets remaining after payment of liabilities.

Subscriptions and Calls

        We may issue subscription rights to purchase shares of our common stock. Unless otherwise provided in a subscription agreement, our bylaws provide that our board of directors may determine for subscriptions for shares to be paid in full or in installments as well as the time or times of such payments. Calls made by our board of directors for payment on subscriptions will be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, our bylaws permit us to collect the amount due in the same manner any debt due to us.

Other Rights and Preferences

        The holders of our common stock do not have any preemptive, conversion, redemption or sinking fund rights. The common stock is not subject to future calls or assessments by us (except as described above), any restriction on alienability or any provision discriminating against any existing or prospective holder of common stock as a result of such holder owning a substantial amount of common stock. The rights and privileges of holders of our common stock are subject to any series of preferred stock that may be authorized and issued by us in the future.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Delaware Law

        The provisions of our certificate of incorporation, our bylaws, and certain provisions of the Delaware General Corporate Law (the "DGCL") summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares.

Authorized but Unissued Shares of Common Stock

        Under the DGCL our board of directors has the authority to issue the remaining shares of our authorized and unissued common stock without additional stockholder approval, subject to compliance with applicable NASDAQ Global Select Market requirements. While the additional shares are not designed to deter or prevent a change of control, under some circumstances we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

Removal of Directors

        Our bylaws provide that directors may be removed at any time upon the affirmative vote of the holders of at least a majority of the outstanding shares of common stock then entitled to vote in an election of directors.

Special Meetings of Stockholders

        Our certificate of incorporation provides that a special meeting of stockholders may be called only by a resolution adopted by a majority of our board of directors or by a holder or holders of at least ten percent of our common stock.

No Stockholder Action by Written Consent

        Our certificate of incorporation provides that any action taken by the stockholders must be effected at a duly called annual or special meeting, and may not be effected by written consent of stockholders.

Advance Notice Requirements for Stockholder Proposals and Nominations for Elections as Directors

        Our bylaws provide for an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of our stockholders. Our bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our corporate secretary a written notice of the stockholder's intention to do so. To be timely, the stockholder's notice must be delivered to our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days before the first anniversary date of the preceding year's annual meeting; provided, however, that in the event that the annual meeting is set for a date that is more than 30 days before or more than 70 days after the first anniversary date of the preceding year's annual meeting, a stockholder's notice must be delivered to our corporate secretary not more than 120 days prior to the meeting but no later than the close of business on the later of (x) the 90th day prior to the meeting or (y) the 10th day following the day on which a public announcement of the date of the meeting is first made.

Section 203 of the DGCL.

        We are subject to Section 203 of the DGCL, which prohibits a publicly-held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation's outstanding voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.

Stock Exchange Listing

        Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol "CORE."

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is EQ Shareholder Services.

DESCRIPTION OF OTHER SECURITIES

        We will set forth in the applicable prospectus supplement a description of the debt securities, warrants, share purchase contracts, units and/or guarantees that may be offered under this prospectus.

SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Exchange Act of 1934 that are incorporated by reference.

PLAN OF DISTRIBUTION

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide the specific plan of distribution for any securities to be offered in supplements to this prospectus.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon by Weil, Gotshal & Manges LLP.

EXPERTS

        The consolidated financial statements, and related financial statement schedule, incorporated in this prospectus by reference from Core-Mark's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and the effectiveness of Core-Mark's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports express an unqualified opinion on the consolidated financial statements and financial statement schedule and include an explanatory paragraph referring to Core-Mark's adoption of FASB Accounting Standards Update 2016-02, Leases, using the modified retrospective approach), which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following statement sets forth the expenses payable by Core-Mark and the Additional Guarantors (together with Core-Mark, the "Registrants") in connection with the offering of the securities being registered, other than discounts and commissions.

SEC registration fee	$	*
Printing expenses		+
Legal fees and expenses		+
Audit fees and expenses		+
Transfer agent fees and expenses		+
Trustee fees and expenses		+
Miscellaneous expenses		+

Total	$	+

*
In accordance with Rules 456(b) and 457(r), the Registrants are deferring payment of the registration fee for the securities offered by this prospectus.

+
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Registrants anticipate they will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers

Core-Mark and Core-Mark International

        Core-Mark and Core-Mark International are Delaware corporations. Section 145 of the General Corporation Law of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that any such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of any action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of an action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred.

        Section 102 of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of a director to the corporation or to any of its stockholders for monetary damage for a breach of fiduciary duty as a director, except in the case where the director (i) breaches such person's duty of loyalty to the corporation or its stockholders, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock purchase or redemption in violation of Section 174 of the DGCL or (iv) obtains an improper personal benefit. In accordance with the DGCL, the Ninth Article of Core-Mark's certificate of incorporation provides that, to the fullest extent permitted by the DGCL as it may be amended, no director or officer shall be personally liable to Core-Mark or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. As permitted by the DGCL, the Seventh Article of Core-Mark International's certificate of incorporation provides that no director shall be personally liable to Core-Mark International, except (i) for any breach of the director's duty of loyalty to Core-Mark International or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. As permitted by the DGCL, the Ninth Article of Core-Mark's certificate of incorporation and the Seventh Article of Core-Mark International's bylaws provide that, under certain circumstances, directors and officers of Core-Mark shall be indemnified against expenses including attorneys' fees, judgments, fines and settlements actually and reasonably incurred in connection with any proceeding by reason of their status as such. The Ninth Article of Core-Mark's certificate of incorporation also provides that any person serving as a director or officer of another corporation, partnership, limited liability company, joint venture, or other enterprise, at least 50% of whose equity interests are owned by Core-Mark, such as the Additional Guarantors, will be conclusively presumed to be serving in such capacity at the request of Core-Mark.

        Core-Mark has also entered into indemnification agreements with its directors and officers and directors and officers of its subsidiaries that provide, under certain circumstances, directors and officers of Core-Mark or its subsidiaries, including the Additional Guarantors, shall, by reason of their status as such, be indemnified against certain liabilities and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Core-Mark Midcontinent

        Core-Mark Midcontinent is an Arkansas corporation. Ark. Code Ann. §4-26-814 provides for the indemnification of officers, directors, employees, and agents of corporations governed under the Arkansas Business Corporation Act (the "1965 Act"). Under the 1965 Act, a corporation may indemnify any person who is a party or threatened to be made a party to any litigation or other legal proceeding (including an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (or is or was serving another entity in such capacity at the request of the corporation) against expenses (including attorneys' fees) judgments, fines and amounts paid in settlement which are actually and reasonably incurred in connection with such action, suit or proceeding. Such indemnification is authorized, even if the person is unsuccessful on the merits, if he or she acted "in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation" and, in the case of a criminal proceeding, had no reason to believe such conduct was unlawful. To the extent successful on the merits or otherwise in defense of any action, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred. Expenses, including attorneys' fees, incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance upon approval by a quorum of disinterested directors, independent legal counsel, or the shareholders that the director, officer, employee or agent is entitled to indemnification.

        Any indemnification mentioned above shall be made only as authorized in the specific case upon a determination that indemnification of such person is proper in the circumstances because the person has met the applicable standards of conduct. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action.

        The indemnification provided Ark. Code Ann. § 4-26-814 is not exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise and shall inure to the benefit of the heirs, executors, and administrators of such a indemnified person. Neither Core-Mark Midcontinent's Amended and Restated Articles of Incorporation, nor Bylaws, as amended, provide for any additional indemnification rights in favor of any person serving as a director, officer, employee, or agent of the corporation. A corporation has the power to purchase and maintain insurance covering the indemnification obligations under the statute.

        See also "—Core-Mark and Core-Mark International" above for a description of additional indemnification provisions applicable to directors and officers of Core-Mark Midcontinent as a subsidiary of Core-Mark.

Core-Mark Interrelated

        Core-Mark Interrelated is a Californian corporation. Section 317 of the California Corporations Code provides for indemnification of a corporation's directors and officers under certain circumstances. Core-Mark Interrelated is authorized under its articles of incorporation to indemnify its directors and officers to the fullest extent permissible under California law. Core-Mark Interrelated's bylaws authorizes it to provide indemnification of any person who is or was a director or officer of Core-Mark Interrelated or is or was serving (during the person's tenure as a director or officer) at the request of Core-Mark Interrelated or any other corporation, partnership, joint venture, trust or other enterprise in any capacity to the fullest extent under California law against all expenses, liability and loss, including attorneys' fees, judgments, fines or penalties and settlements reasonably incurred in connection therewith. In addition, Section 204(a)(10) of the California Corporations Code permits a corporation to provide, in its articles of incorporation, that directors shall not have liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty, subject to certain exceptions. Core-Mark Interrelated's articles of incorporation provide that the liability of its directors for monetary damages will be eliminated to the fullest extent permissible under California law.

        See also "—Core-Mark and Core-Mark International" above for a description of additional indemnification provisions applicable to directors and officers of Core-Mark Interrelated as a subsidiary of Core-Mark.

Core-Mark Distributors

        Core-Mark Distributors in a Georgia corporation. Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the "Georgia Code") provides that a corporation's articles of incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to the corporation or its shareholders for breach of the directors' duty of care and other duties as directors. However, Section 14-2-202(b)(4) of the Georgia Code does not permit a corporation to eliminate or limit the liability of a director for (i) a breach of duty involving appropriation of a business opportunity of the corporation; (ii) an act or omission that involves intentional misconduct or a knowing violation of law; (iii) any transaction from which the director received an improper personal benefit; or (iv) any payments of a dividend or any other type of distribution that is illegal under Section 14-2-832 of the Georgia Code. Additionally, Section 14-2-202(b)(4) of the Georgia Code does not eliminate or limit the rights of a corporation or any shareholder to seek an injunction or other non-monetary relief in the event of a breach of a director's fiduciary duty, and applies only to claims against a director arising out of his role as a director and does not relieve a director from liability arising from his role as an officer or in any other capacity. The Articles of Incorporation of Core-Mark Distributors include provisions exculpating its directors from liability to the extent permitted by Section 14-2-202(b)(4) of the Georgia Code.

        Section 14-2-851 of the Georgia Code authorizes a corporation to indemnify individuals who are parties to proceedings because they are or were directors against liability incurred in such proceedings if they are determined to have met the standard of conduct set forth in that section. However, Section 14-2-856(a) of the Georgia Code provides that, if authorized by its articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify its directors without regard to the limitations in other sections of the Georgia Code, including the limitation in Section 14-2-851 of the Georgia Code, which requires a determination that a director seeking indemnification must first be determined to have met the statutorily prescribed standard of conduct. Section 14-2-856(b), however, prohibits a corporation from indemnifying a director for liability incurred in a proceeding in which the director is adjudged liable or subjected to injunctive relief in favor of the corporation for any of the four acts, outlined above, from which a director cannot be exculpated from liability as provided in Section 14-2-202(b)(4) of the Georgia Code. Section 14-2-856 of the Georgia Code sets forth the fullest extent to which a corporation may indemnify its directors.

        Core-Mark Distributors' bylaws provide that Core-Mark Distributors will indemnify any director who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, including any proceeding by or in the right of Core-Mark Distributors because of such director's role as a director, officer, employee or agent of Core-Mark Distributors against any judgment, settlement, penalty, fine, or reasonable expenses (including, but not limited to, attorneys' fees and disbursements, court costs and expert witness fees) incurred with respect to any such proceeding, if such director acted in a manner he or she believed in good faith to be in or not opposed to the best interests of Core-Mark Distributors and, in the case of any criminal proceeding, had no reasonable cause to believe his or conduct was unlawful. Core-Mark Distributors may not indemnify a director (1) in connection with a proceeding in which the director is adjudged liable to Core-Mark Distributors, or (2) in connection with any other proceeding in which the director is adjudged liable on the basis that such director received personal benefit. Indemnification in connection with a proceeding brought by or in the right of Core-Mark Distributors is limited to reasonable expenses incurred in connection with such proceeding.

        Core-Mark Distributors' bylaws also specify that Core-Mark Distributors' board of directors has the power to cause Core-Mark Distributors to provide officers, employees and agents of Core-Mark Distributors all or part of the right to indemnification permitted for such persons by appropriate provisions of the Georgia Code. Notwithstanding any judgment, order, settlement, conviction or plea in any proceeding, an indemnified person shall be entitled to indemnification pursuant to the bylaws if a determination is made that such indemnified person is entitled to such indemnification as provided in the bylaws. Subject to certain conditions, Core-Mark Distributors' bylaws specify that Core-Mark Distributors may advance expenses incurred by a director who is a party to the proceeding.

        See also "—Core-Mark and Core-Mark International" above for a description of additional indemnification provisions applicable to directors and officers of Core-Mark Distributors as a subsidiary of Core-Mark.

Item 16.    Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement.**
2.1
Third Amended and Revised Joint Plan of Reorganization of Fleming Companies, Inc. and its Subsidiaries Under Chapter 11 of the Bankruptcy Code, dated May 25, 2004 (incorporated by reference to Exhibit 2.1 of Core-Mark's Registration Statement on Form 10 filed on September 6, 2005).*
4.1	Certificate of Incorporation of Core-Mark Holding Company, Inc. (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form 10 filed on September 6, 2005).*
4.2	Certificate of Amendment to Certificate of Incorporation of Core-Mark Holding Company, Inc. (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K dated May 21, 2015). *
4.3
Certificate of Amendment to Certificate of Incorporation of Core-Mark Holding Company, Inc. (incorporated by reference to Exhibit 3.1 of the Company's Current Report on Form 8-K filed on May 23, 2018). *
4.4	Second Amended and Restated Bylaws of Core-Mark Holding Company, Inc. (incorporated by reference to Exhibit 3.2 of the Company's Current Report on Form 8-K filed on August 18, 2008). *
4.5	Amended and Restated Certificate of Incorporation of Core-Mark International, Inc. +
4.6	By-laws of Core-Mark International, Inc. +
4.7	Amendment to Bylaws of Core-Mark International, Inc.+
4.8	Amended and Restated Articles of Incorporation of Core-Mark Midcontinent, Inc.+
4.9	Certificate of Amendment to Articles of Incorporation of Core-Mark Midcontinent, Inc.+
4.10	Bylaws of Core-Mark Midcontinent, Inc.+
4.11	Amendment to Bylaws of Core-Mark Midcontinent, Inc.+
4.12	Restated Articles of Incorporation of Core-Mark Interrelated Companies, Inc.+
4.13	Restated Bylaws of Core-Mark Interrelated Companies, Inc.+
4.14	Articles of Restatement of Articles of Incorporation of Core-Mark Distributors, Inc.+
4.15	Bylaws of Core-Mark Distributors, Inc.+
4.16	Amendment to Bylaws of Core-Mark Distributors, Inc., dated November 26, 2002.+
4.17	Amendment to Bylaws of Core-Mark Distributors, Inc., dated June 30, 2003.+
4.18	Amendment No. 3 to Bylaws of Core-Mark Distributors, Inc., dated August 23, 2004.+
4.19	Form of Certificate of Common Stock for Core-Mark Holding Company, Inc.+
4.20	Form of Indenture.+
4.21	Form of Warrant Agreement (including Form of Warrant Certificate) for Core-Mark Holding Company, Inc.**
4.22	Form of Share Purchase Contract Agreement for Core-Mark Holding Company, Inc.**

Exhibit Number	Description
4.23	Form of Unit Agreement (including Form of Unit Certificate) for Core-Mark Holding Company, Inc.**
5.1	Opinion of Weil, Gotshal & Manges LLP.+
5.2	Opinion of Friday, Eldredge & Clark, LLP.+
5.3	Opinion of Troutman Sanders LLP.+
23.1	Consent of Deloitte & Touche LLP.+
23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).+
23.3	Consent of Friday, Eldredge & Clark, LLP (included in Exhibit 5.2).+
23.4	Consent of Troutman Sanders LLP (included in Exhibit 5.3).+
24.1	Power of Attorney with respect to Core-Mark Holding Company, Inc. signatories (included on signature page).+
24.2	Power of Attorney with respect to Core-Mark International, Inc. signatories (included on signature page).+
24.3	Power of Attorney with respect to Core-Mark Midcontinent, Inc. signatories (included on signature page).+
24.4	Power of Attorney with respect to Core-Mark Interrelated Companies, Inc. signatories (included on signature page).+
24.5	Power of Attorney with respect to Core-Mark Distributors, Inc. signatories (included on signature page).+
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Trustee with respect to debt securities.+

(*)
Previously filed.

(**)
To be filed by amendment or as an exhibit to a report filed by Core-Mark under the Exchange Act and incorporated herein by reference.

(+)
Filed herewith.

Item 17.    Undertakings

        The undersigned Registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities in the post-effective amendment at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act to any purchaser:

              (i)  Each prospectus filed by the Registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the Registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrants undertake that in a primary offering of securities of the undersigned Registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned Registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned Registrants relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrants or used or referred to by the undersigned Registrants;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrants or their securities provided by or on behalf of the undersigned Registrants; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned Registrants to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act, each filing of Core-Mark's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   To supplement the prospectus, after the expiration of any warrant or right subscription period, to set forth the results of any warrant or right subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

          (8)   The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Securities Act.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of Texas, on the 5th day of June, 2020.

CORE-MARK HOLDING COMPANY, INC.
By:	/s/ SCOTT E. MCPHERSON Scott E. McPherson President, Chief Executive Officer and Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below hereby constitutes and appoints each of Scott E. McPherson and Christopher M. Miller, or any of them, each acting alone, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments and any related registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of he or his substitutes, could lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the dates and in the capacities indicated with respect to Core-Mark Holding Company, Inc.

Signature	Title	Date

/s/ SCOTT E. MCPHERSON Scott E. McPherson	President, Chief Executive Officer and Director (Principal Executive Officer)	June 5, 2020
/s/ CHRISTOPHER M. MILLER Christopher M. Miller	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 5, 2020
/s/ RANDOLPH I. THORNTON Randolph I. Thornton	Chairman of the Board of Directors	June 5, 2020
/s/ STUART W. BOOTH Stuart W. Booth	Director	June 5, 2020

Signature	Title	Date

/s/ GARY F. COLTER Gary F. Colter	Director	June 5, 2020
/s/ ROCKY DEWBRE Rocky Dewbre	Director	June 5, 2020
/s/ LAURA FLANAGAN Laura Flanagan	Director	June 5, 2020
/s/ ROBERT G. GROSS Robert G. Gross	Director	June 5, 2020
/s/ DIANE RANDOLPH Diane Randolph	Director	June 5, 2020
/s/ HARVEY L. TEPNER Harvey L. Tepner	Director	June 5, 2020

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of Texas, on the 5th day of June, 2020.

CORE-MARK INTERNATIONAL, INC.
By:	/s/ SCOTT E. MCPHERSON Scott E. McPherson President, Chief Executive Officer and Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below hereby constitutes and appoints each of Scott E. McPherson and Christopher M. Miller, or any of them, each acting alone, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments and any related registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of he or his substitutes, could lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the dates and in the capacities indicated with respect to Core-Mark International, Inc.

Signature	Title	Date

/s/ SCOTT E. MCPHERSON Scott E. McPherson	President, Chief Executive Officer and Director (Principal Executive Officer)	June 5, 2020
/s/ CHRISTOPHER M. MILLER Christopher M. Miller	Senior Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 5, 2020

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of Texas, on the on the 5th day of June, 2020.

CORE-MARK MIDCONTINENT, INC.
By:	/s/ SCOTT E. MCPHERSON Scott E. McPherson President and Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below hereby constitutes and appoints each of Scott E. McPherson and Christopher M. Miller, or any of them, each acting alone, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments and any related registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of he or his substitutes, could lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the dates and in the capacities indicated with respect to Core-Mark Midcontinent, Inc.

Signature	Title	Date

/s/ SCOTT E. MCPHERSON Scott E. McPherson	President and Director (Principal Executive Officer)	June 5, 2020
/s/ CHRISTOPHER M. MILLER Christopher M. Miller	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 5, 2020

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of Texas, on the 5th day of June, 2020.

CORE-MARK INTERRELATED COMPANIES, INC.
By:	/s/ SCOTT E. MCPHERSON Scott E. McPherson President and Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below hereby constitutes and appoints each of Scott E. McPherson and Christopher M. Miller, or any of them, each acting alone, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments and any related registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of he or his substitutes, could lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the dates and in the capacities indicated with respect to Core-Mark Interrelated Companies, Inc.

Signature	Title	Date

/s/ SCOTT E. MCPHERSON Scott E. McPherson	President and Director (Principal Executive Officer)	June 5, 2020
/s/ CHRISTOPHER M. MILLER Christopher M. Miller	Chief Financial Officer, Secretary and Director (Principal Financial and Accounting Officer)	June 5, 2020

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake, State of Texas, on the on the 5th day of June, 2020.

CORE-MARK DISTRIBUTORS, INC.
By:	/s/ SCOTT E. MCPHERSON Scott E. McPherson President and Director

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below hereby constitutes and appoints each of Scott E. McPherson and Christopher M. Miller, or any of them, each acting alone, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments and any related registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of he or his substitutes, could lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons as of the dates and in the capacities indicated with respect to Core-Mark Distributors, Inc.

Signature	Title	Date

/s/ SCOTT E. MCPHERSON Scott E. McPherson	President and Director (Principal Executive Officer)	June 5, 2020
/s/ CHRISTOPHER M. MILLER Christopher M. Miller	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 5, 2020